As filed with the Securities and Exchange Commission on June 7, 2013

Registration No. 333-127993

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

Harte-Hanks, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	76-1677284
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

9601 McAllister Freeway, Suite 610, San Antonio, Texas 78216

(Address of Principal Executive Offices) (Zip Code)

Harte-Hanks, Inc. 2005 Omnibus Incentive Plan

(Full Title of the Plan)

Robert L. R. Munden

Senior Vice President, General Counsel and Secretary

Harte-Hanks, Inc.

9601 McAllister Freeway, Suite 610

San Antonio, Texas 78216

(210) 829-9000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Cox Smith Matthews Incorporated

112 East Pecan, Suite 1800

San Antonio, Texas 78205

Attn: Jeffrey C. Gifford

(210) 554-5560

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☒ Accelerated filer	☐ Non-accelerated filer (Do not check if a smaller reporting company)	☐ Smaller reporting company

DEREGISTRATION OF SECURITIES

This Post-effective Amendment filed by Harte-Hanks, Inc. (the “Registrant”) deregisters certain shares of the Registrant’s Common Stock, $1.00 par value per share that had been registered for issuance under the Harte-Hanks, Inc. 2005 Omnibus Incentive Plan, as amended (the “2005 Plan”) on the Registrant’s Registration Statement (the “Registration Statement”) on Form S-8 filed with the Securities and Exchange Commission on August 31, 2005, but which have not been issued and are not subject to outstanding awards under the 2005 Plan.  On May 29, 2013, stockholders of the Registrant approved the Harte-Hanks, Inc. 2013 Omnibus Incentive Plan, which is intended to replace the 2005 Plan.

A total of 9,170,000 shares of Common Stock had been reserved for issuance under the 2005 Plan with 2,600,609 of such shares being unissued and not subject to outstanding awards.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on the 7th day of June, 2013.

HARTE-HANKS, INC.
(Registrant)

By:	/s/ Robert L. R. Munden
Robert L. R. Munden, Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

We, the undersigned officers and directors of Harte-Hanks, Inc. hereby severally constitute and appoint Douglas C. Shepard and Robert L. R. Munden, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Post-Effective Amendment to the Registration Statement on Form S-8 filed herewith, any other Registration Statement related to the same offering, and any and all amendments (including post-effective amendments) to the Registration Statement, and generally to do all things in our name and behalf in the capacities indicated below to enable Harte-Hanks, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements to the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Name and Title	Date

/s/ Larry D. Franklin	President, Chief Executive Officer (Principal Executive Officer), Chairman of the Board of Directors and Director	June 7, 2013
Larry D. Franklin

/s/ Douglas C. Shepard	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 7, 2013
Douglas C. Shepard

/s/ Judy C. Odom	Director	June 7, 2013
Judy C. Odom

/s/ David L. Copeland	Director	June 7, 2013
David L. Copeland

/s/ William F. Farley	Director	June 7, 2013
William F. Farley

	Director	June 7, 2013
Karen A. Puckett

/s/ Christopher M. Harte	Director	June 7, 2013
Christopher M. Harte

/s/ Stephen E. Carley	Director	June 7, 2013
Stephen E. Carley

	Director	June 7, 2013
Scott C. Key

EXHIBIT INDEX

The following exhibits are filed as a part of this Registration Statement:

Exhibit
Number	Description

24.1	Power of Attorney included on page 4 hereof